UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: June 23, 2011

(Date of Earliest Event Reported)

Cost Plus, Inc.

(Exact name of Registrant as specified in its charter)

California	0-14970	94-1067973
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 4th Street

Oakland, California 94607

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (510) 893-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Performance Incentive Plan

At the Annual Meeting of Shareholders of Cost Plus, Inc. (“Cost Plus” or the “Company”) held on June 23, 2011, (the “Annual Meeting”), the shareholders of the Company approved the Cost Plus, Inc. Executive Performance Incentive Plan, or Executive Plan.

The Executive Plan is described in detail in the Company’s 2011 proxy statement filed with the Securities and Exchange Commission in connection with the Annual Meeting and will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending July 30, 2011.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment of Bylaws

The Board of Directors of the Company approved an amendment to Section 2.2 of Article II of the Company’s bylaws increasing the size of the Board of Directors from eight directors to nine directors, effective immediately prior to the Annual Meeting.

The second sentence of Section 2.2 of Article II, which read as follows:

“The exact number of directors shall be eight (8) until changed, within the limits specified above, by a bylaw amending this Section 2.2, duly adopted by the Board of Directors or by the shareholders.”

has been amended to read as follows:

“The exact number of directors shall be nine (9) until changed, within the limits specified above, by a bylaw amending this Section 2.2, duly adopted by the Board of Directors or by the shareholders.”

The Amended and Restated bylaws will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending July 30, 2011.

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Annual Meeting, the shareholders of the Company elected to the Board of Directors the individuals listed below. Each director will serve until the next Annual Meeting or in each case until his or her successor is duly elected and qualified.

Nominee	For	Withheld	Broker Non Votes*
Joseph H. Coulombe	16,669,549	323,708	3,527,265
Clifford J. Einstein	16,670,999	322,258	3,527,265
Barry J. Feld	16,670,294	322,963	3,527,265
Mark R. Genender	16,671,032	322,225	3,527,265

Nominee	For	Withheld	Broker Non Votes*
Danny W. Gurr	16,670,394	322,863	3,527,265
John C. Pound	15,593,932	1,399,325	3,527,265
Kim D. Robbins	16,670,894	322,363	3,527,265
Fredric M. Roberts	16,669,819	323,438	3,527,265
Kenneth T. Stevens	16,671,232	322,025	3,527,265

*	Broker non-votes do not affect the outcome of the election.

Mr. Willem Mesdag did not stand for re-election and his term on the Board of Directors expired on June 23, 2011, the date of the Annual Meeting. In connection with the election of Messrs. Pound and Genender to our Board of Directors, John C. Pound was appointed to the Compensation Committee and Mark R. Genender was appointed to the Real Estate Committee by our Board of Directors, immediately following the Annual Meeting.

In addition, the following proposals were voted on and approved at the Annual Meeting:

	For	Against	Abstentions	Broker Non Votes
Proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 28, 2012	20,441,803	67,033	11,686	0

Proposal to approve the Cost Plus, Inc., Executive Performance Incentive Plan	16,884,803	99,063	9,391	3,527,265

Proposal to approve the amendment of the Cost Plus, Inc., 1996 Director Option Plan	16,754,112	234,486	4,659	3,527,265

Proposal to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as described in the proxy statement	16,834,665	75,940	82,652	3,527,265

	1 Year	2 Years	3 Years	Abstentions	Broker Non Votes
Proposal to recommend, on a non-binding advisory basis, the frequency of future advisory votes on executive compensation	16,595,662	3,758	285,060	108,777	3,527,265

In accordance with the recommendation of our Board of Directors and the voting results of the shareholders of Cost Plus on this advisory proposal, the Company will hold annual advisory votes on the compensation of our named executive officers. The next required advisory vote on the frequency of approval of the compensation of our named executive officers will take place no later than the Company’s annual meeting of shareholders in 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COST PLUS, INC.

By:	/s/ Jane L. Baughman
Jane L. Baughman, Executive Vice President and Chief Financial Officer (Principal Financial & Accounting Officer)

Dated: June 28, 2011